Exhibit No. 99

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Ambassador Food Services Corporation 10-KSB for the year ending May 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert A. Laudicina, Chief Executive Officer (and chief finanical officer) of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Company.


                                                        /s/ Robert A. Laudicina
                                                        ------------------------
                                                        Chief Executive Officer
                                                        September 10, 2002